EXHIBIT 15.1
                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO, SC



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August 16, 1996                                        Arthur Andersen LLP

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Georgia Power Company                                  Suite 2500
333 Piedmont Avenue, NE                                133 Peachtree Street
Atlanta, GA 30308                                      Atlanta GA 30303-1846
                                                       404 658 1776






Ladies and Gentlemen:

We are aware that Georgia Power Company has incorporated by reference in this Registration Statement its quarterly reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996, which include our reports on Georgia Power Company dated May 9, 1996, and August 8, 1996, respectively, covering its unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), such reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/Arthur Andersen LLP